NEWS RELEASE
February 23, 2023

KAMAN REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Full Year 2022 Highlights:
•Net sales: $688.0 million
•Net loss: $(46.2) million, inclusive of $79.0 million of impairment charges
•Adjusted EBITDA*: $80.2 million; Adjusted EBITDA margin*: 11.7%
•Diluted (loss) earnings per share: $(1.65) per share, $1.12 per share adjusted*

Fourth Quarter 2022 Highlights:
•Net sales: $197.1 million
•Net loss: $(54.9) million, inclusive of $79.0 million of impairment charges
•Adjusted EBITDA: $31.0 million; Adjusted EBITDA margin: 15.7%
•Diluted (loss) earnings per share: $(1.96) per share, $0.42 per share adjusted

2023 Outlook Highlights:
•Net sales: $730.0 million to $750.0 million
•Net earnings: $4.0 million to $11.6 million
•Adjusted EBITDA: $95.0 million to $105.0 million
•Adjusted EBITDA margin: 13.0% to 14.0%
•Diluted EPS: $0.14 per share to $0.41 per share; adjusted $0.30 per share to $0.57 per share
•Cash from operating activities: $60.0 million to $70.0 million
•Free cash flow: $35 million to $45 million

Table 1. Summary of Financial Results (unaudited)
Thousands of U.S. dollars (except share data)	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net sales	$197,143	$172,004	$175,147	$687,961	$708,993
Net (loss) earnings	(54,943)	625	9,169	(46,226)	43,676
Adjusted EBITDA*	30,987	20,614	23,591	80,216	95,464
Adjusted EBITDA margin*	15.7%	12.0%	13.5%	11.7%	13.5%
Diluted (loss) earnings per share	$(1.96)	$0.02	$0.33	$(1.65)	$1.57
Adjusted diluted earnings per share*	$0.42	$0.32	$0.48	$1.12	$1.93
*See the end of this release for an explanation of the Company's use of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted free cash flow and Adjusted diluted earnings per share from continuing operations. See tables 5-11 for reconciliations to the most comparable GAAP measure.

BLOOMFIELD, Conn. (February 23, 2023) - Kaman Corp. (NYSE:KAMN) today reported financial results for the fourth fiscal quarter and full year ended December 31, 2022.

"Both the quarter and full-year results came in ahead of our expectations that we communicated last quarter. For the twelve-month period, net sales at Engineered Products segment grew by 6.5% due to the acquisition of Aircraft Wheel and Brake and by 12.2% in the base business. For the full year, operating income grew by 40% organically in our Engineered Products segment, highlighting the recovery in the commercial aerospace market and continued growth in medical and industrial end markets," said Ian K. Walsh, Chairman, President and Chief Executive Officer.

"During 2022, Kaman entered the next phase on its journey to positioning the company for long-term growth. As announced in December, Kaman is consolidating its Joint Programmable Fuze production and optimizing cost structure to align with our highest return opportunities. In January, we announced further initiatives to streamline Kaman’s facilities and functions by reducing headcount, eliminating non-value added activities, discontinuing K-MAX® production and right-sizing Kaman’s total cost structure."

"At the forefront of our transformation is the execution on our long-term growth strategy for our Engineered Products segment. During the fourth quarter we continued to integrate the Aircraft Wheel and Brake acquisition and we're seeing results in line with our expectations for this business which reaffirms that this investment was a key part of supporting the overall strategy for the Engineered Products segment. Organically, the order intake across these businesses during the fourth quarter grew substantially compared to levels in the previous year. The actions that we have taken and the strength in our underlying performance will enhance our earnings power and position us to deliver improved sales, adjusted EBITDA and free cash flow in 2023," said Walsh.

OUTLOOK DISCUSSION

Revenue and earnings growth is driven by the addition of Aircraft Wheel and Brake to the portfolio. Organically, Adjusted EBITDA is expected to improve due to margin expansion from the Engineered Products segment driven by strategic price increases and lean initiatives the Company is taking. Higher interest expense will remain a headwind on cash expectations for the year and, while the Company will be vigilant on cash outlay, it has committed to key capital projects and research and development spend associated with new autonomous technologies. The expected decline in the adjusted diluted earnings per share is primarily a result of significantly lower pension income, attributing to $0.50 cents per share of the total decline, higher interest expense and lower JPF DCS orders. For further information, the Company's supplemental presentation relating to the fourth quarter 2022 results and 2023 outlook will be posted to the Company's website, as detailed below.

KAMAN BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT
Kaman manages its portfolio through three segments: (1) Engineered Products; (2) Precision Products; and (3) Structures.

Engineered Products - Our Engineered Products segment serves the aerospace and defense, industrial and medical markets providing sophisticated, proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; and wheels, brakes and related hydraulic components for helicopters, fixed-wing and UAV aircraft.

Table 2. Engineered Products Results
Thousands of U.S. dollars	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net sales	$113,972	$92,052	$82,549	$377,241	$317,683
Operating income	17,168	14,156	13,502	57,833	43,097
Adjusted EBITDA	30,698	21,772	20,082	91,353	69,403
Adjusted EBITDA margin	26.9%	23.7%	24.3%	24.2%	21.8%

Three months ended December 31, 2022 versus three months ended September 30, 2022 - Operating income increased $3.0 million, Adjusted EBITDA increased $8.9 million and margin increased 3.2 percentage points versus the third quarter of 2022. Results improved compared to the prior period driven by the contribution of sales and gross margin from our Aircraft Wheel and Brake acquisition and higher sales and gross margin on our commercial and defense bearings, partially offset by lower volume on our springs, seals and contacts used in industrial applications.

Three months ended December 31, 2022 versus three months ended December 31, 2021 - Operating income increased $3.7 million, Adjusted EBITDA increased $10.6 million and margin increased 2.6 percentage points versus the fourth quarter of 2021. Results improved compared to the prior period driven by the contribution of sales and gross margin from our Aircraft Wheel and Brake acquisition and higher sales and gross margin on our commercial bearings.

Precision Products - Our Precision Products segment serves the aerospace and defense markets providing precision safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; support of our heavy lift K-MAX® manned helicopter, and development of the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle.

Table 3. Precision Products Results
Thousands of U.S. dollars	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net sales	$49,925	$46,282	$60,673	$185,023	$256,329
Operating income	6,016	5,730	9,092	17,705	55,366
Adjusted EBITDA	6,801	6,534	10,133	21,368	59,514
Adjusted EBITDA margin	13.6%	14.1%	16.7%	11.5%	23.2%

Three months ended December 31, 2022 versus three months ended September 30, 2022 - Operating income and Adjusted EBITDA increased $0.3 million and margin decreased 0.5 percentage points versus the third quarter of 2022. Operating income and EBITDA benefited from higher sales and gross profit on our SH-2G program with New Zealand and K-MAX® spares and support, partially offset by lower JPF sales. Additionally impacting margin was higher R&D spend associated with new technologies, such as the KARGO UAV unmanned aerial system.

Three months ended December 31, 2022 versus three months ended December 31, 2021 - Operating income decreased $3.1 million, Adjusted EBITDA decreased $3.3 million and margin decreased 3.1 percentage points versus the fourth quarter of 2020. Results declined compared to the prior period, driven by lower JPF sales and higher R&D spend associated with new technologies, partially offset by higher sales and margin on our K-MAX® spares and support.

Included in our consolidated fourth quarter results were $25.3 million and $51.0 million of one-time charges for the goodwill write-down and K-MAX® program impairment charge, respectively, associated with the Precision Products segment. These charges are captured in our other unallocated expenses and therefore are not reflected in the segment operating results above.

Structures - Our Structures segment serves the aerospace and defense and medical end markets providing sophisticated complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft, and medical imaging solutions.

Table 4. Structures Results
Thousands of U.S. dollars	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net sales	$33,246	$33,670	$31,925	$125,697	$134,981
Operating income (loss)	(1,624)	71	531	(3,000)	(340)
Adjusted EBITDA	(768)	941	1,420	519	3,122
Adjusted EBITDA margin	(2.3)%	2.8%	4.4%	0.4%	2.3%

Three months ended December 31, 2022 versus three months ended September 30, 2022 - Operating income and Adjusted EBITDA decreased by $1.7 million, and margin decreased 5.1 percentage points versus the third quarter of 2022. Results were impacted by lower gross profit due to changes in profit estimates for long term contracts partially offset by higher sales volumes on certain composite programs.

Three months ended December 31, 2022 versus three months ended December 31, 2021 - Operating income and Adjusted EBITDA decreased by $2.2 million, and margin decreased 6.7 percentage points versus the fourth quarter of 2021. Results were impacted by lower gross profit due to changes in profit estimates for long term contracts partially offset by higher sales volumes on our composite programs.

Included in our consolidated fourth quarter results was $2.7 million of a one-time charge for the Jacksonville facility's portion of the K-MAX® program impairment charge. This charge is captured in our other unallocated expenses and therefore not reflected in the segment operating results above.

Please see the MD&A section of the Company's Form 10-K filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

CONFERENCE CALL
A webcast and conference call has been scheduled for tomorrow, February 24, 2023, at 8:30 AM ET. Participants must register for the teleconference. Once registration is complete, participants will be provided with a dial-in number containing a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start. A live webcast will be available during the call and a replay will be available two hours after the call. Registration and webcast can be accessed at www.kaman.com/investors/
quarterly-earnings-calls. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release. In addition, a supplemental presentation relating to the fourth quarter 2022 results will be posted to the Company’s website prior to the earnings call at www.kaman.com/investors/quarterly-earnings-calls.

ABOUT KAMAN CORPORATION
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; wheels, brakes and related hydraulic components for helicopters, fixed-wing and UAV aircraft; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; support of our heavy lift K-MAX® manned helicopter, and development of the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle. More information is available at www.kaman.com.

NON-GAAP MEASURES DISCLOSURE
Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Adjusted EBITDA - Adjusted EBITDA for the consolidated company results is defined as net earnings before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company for the periods presented. Adjusted EBITDA for the segments is defined as operating income before depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percent of Net sales. Management believes Adjusted EBITDA and Adjusted EBITDA margin provide an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because they provide a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company for the period presented. Adjusted EBITDA and Adjusted EBITDA margin are not presented as an alternative measure of operating performance, as determined in accordance with GAAP. The following tables illustrate the calculation of Adjusted EBITDA:

Table 5. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Three Months Ended December 31, 2022
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$197,143	$113,972	$49,925	$33,246	$—

Net (loss) earnings	$(54,943)

Interest expense, net	8,786
Income tax expense (benefit)	(18,724)
Non-service pension and post retirement benefit income	(5,145)
Other income, net	(2,100)
Operating income (loss)	$(72,126)	$17,168	$6,016	$(1,624)	$(93,686)
Depreciation and amortization	13,675	11,231	785	856	803
Goodwill impairment	25,306	—	—	—	25,306
Program assets impairment	53,677				53,677
Restructuring and severance costs	6,989	—	—	—	6,989
Cost associated with corporate development activities	1,167	—	—	—	1,167
Inventory step-up associated with acquisition	2,299	2,299	—	—	—
Other Adjustments	$103,113	$13,530	$785	$856	$87,942

Adjusted EBITDA	$30,987	$30,698	$6,801	$(768)	$(5,744)
Adjusted EBITDA margin	15.7%	26.9%	13.6%	(2.3)%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $86.0 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 6. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Three Months Ended September 30, 2022
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$172,004	$92,052	$46,282	$33,670	$—

Net earnings	$625

Interest expense, net	3,614
Income tax expense (benefit)	128
Non-service pension and post retirement benefit income	(5,142)
Other expense, net	1,221
Operating income (loss)	$446	$14,156	$5,730	$71	$(19,511)
Depreciation and amortization	9,383	6,856	804	870	853
Restructuring and severance costs	(243)	—	—	—	(243)
Cost associated with corporate development activities	10,725	—	—	—	10,725
Inventory step-up associated with acquisition	760	760	—	—	—
(Gain) loss on sale of business	(457)	—	—	—	(457)
Other Adjustments	$20,168	$7,616	$804	$870	$10,878

Adjusted EBITDA	$20,614	$21,772	$6,534	$941	$(8,633)
Adjusted EBITDA margin	12.0%	23.7%	14.1%	2.8%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $0.7 million of unallocated income that are shown on the Consolidated Statement of Earnings as their own line items.

Table 7. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Three Months Ended December 31, 2021
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$175,147	$82,549	$60,673	$31,925	$—

Net (loss) earnings	$9,169

Interest expense, net	4,058
Income tax expense (benefit)	6,676
Non-service pension and post retirement benefit income	(6,397)
Other income, net	(417)
Operating income (loss)	$13,089	$13,502	$9,092	$531	$(10,036)
Depreciation and amortization	9,180	6,580	1,041	889	670
Restructuring and severance costs	675	—	—	—	675
Cost associated with corporate development activities	647	—	—	—	647
Other Adjustments	$10,502	$6,580	$1,041	$889	$1,992

Adjusted EBITDA	$23,591	$20,082	$10,133	$1,420	$(8,044)
Adjusted EBITDA margin	13.5%	24.3%	16.7%	4.4%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $0.7 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 8. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Twelve Months Ended December 31, 2022
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$687,961	$377,241	$185,023	$125,697	$—

Net earnings	$(46,226)

Interest expense, net	16,874
Income tax expense (benefit)	(16,732)
Non-service pension and post retirement benefit income	(20,574)
Other expense (income), net	315
Operating income (loss)	$(66,343)	$57,833	$17,705	$(3,000)	$(138,881)
Depreciation and amortization	40,712	30,461	3,663	3,519	3,069
Goodwill impairment	25,306				25,306
Program assets impairment	53,677				53,677
Restructuring and severance costs	9,842	—	—	—	9,842
Cost associated with corporate development activities	14,420	—	—	—	14,420
Inventory step-up associated with acquisition	3,059	3,059	—	—	—
Gain on sale of business	(457)	—	—	—	(457)
Other Adjustments	$146,559	$33,520	$3,663	$3,519	$105,857

Adjusted EBITDA	$80,216	$91,353	$21,368	$519	$(33,024)
Adjusted EBITDA margin	11.7%	24.2%	11.5%	0.4%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $88.5 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 9. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Twelve Months Ended December 31, 2021
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims*
Adjusted EBITDA
Consolidated Results
Net sales	$708,993	$317,683	$256,329	$134,981	$—

Net earnings	$43,676

Interest expense, net	16,290
Income tax expense (benefit)	16,832
Non-service pension and post retirement benefit income	(26,229)
Other income, net	(142)
Income from TSA	(931)
Operating income (loss)	$49,496	$43,097	$55,366	$(340)	$(48,627)
Depreciation and amortization	36,654	26,306	4,148	3,462	2,738
Restructuring and severance costs	6,154	—	—	—	6,154
Cost associated with corporate development activities	1,198	—	—	—	1,198
Costs from transition services agreement	1,728	—	—	—	1,728
Loss on sale of business	234	—	—	—	234
Other Adjustments	$45,968	$26,306	$4,148	$3,462	$12,052

Adjusted EBITDA	$95,464	$69,403	$59,514	$3,122	$(36,575)
Adjusted EBITDA margin	13.5%	21.8%	23.2%	2.3%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $8.1 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted earnings from continuing operations and adjusted diluted earnings per share are defined as GAAP "Earnings from continuing operations" and "Diluted earnings per share from continuing operations", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses adjusted earnings from continuing operations and adjusted diluted earnings per share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of adjusted earnings from continuing operations and adjusted diluted earnings per share:

Table 10. Adjusted Net Earnings and Adjusted Diluted Earnings per Share (unaudited)
Thousands of U.S. dollars (except share data)
	Three Months Ended			Three Months Ended
	December 31, 2022			December 31, 2021
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
Net (loss) earnings	$(73,667)	$(54,943)	$(1.96)	$15,845	$9,169	$0.33

Adjustments:
Goodwill impairment	25,306	18,874	0.67	—	—	—
Program assets impairment	53,677	40,034	1.43	—	—	—
Restructuring and severance costs	6,989	5,213	0.19	675	530	0.02
Costs associated with corporate development activities	1,167	870	0.03	647	508	0.02
Inventory step-up associated with acquisition	2,299	1,715	0.06	—	—	—
Tax-related items	—	—	—	3,131	3,131	0.11
Adjustments	$89,438	$66,706	$2.38	$4,453	$4,169	$0.15

Adjusted net earnings	$15,771	$11,763	$0.42	$20,298	$13,338	$0.48

Diluted weighted average shares outstanding			28,051			27,898

				Three Months Ended September 30, 2022

				Pre-Tax	Tax-Effected	Diluted EPS
Net earnings				$753	$625	$0.02

Adjustments:
Restructuring and severance costs				(243)	(189)	(0.01)
Costs associated with corporate development activities				10,725	8,363	0.30
Inventory step-up associated with acquisition				760	593	0.02
(Gain) loss on sale of business				(457)	(356)	(0.01)
Adjustments				$10,785	$8,411	$0.30

Adjusted net earnings				$11,538	$9,036	$0.32

Diluted weighted average shares outstanding						28,088

Table 10 (cont). Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share (unaudited)
Thousands of U.S. dollars (except share data)
	Twelve Months Ended			Twelve Months Ended
	December 31, 2022			December 31, 2021
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
Net (loss) earnings	$(62,958)	$(46,226)	$(1.65)	$60,508	$43,676	$1.57

Adjustments:
Goodwill impairment	25,306	18,580	0.66	—	—	—
Program assets impairment	53,677	39,410	1.41	—	—	—
Restructuring and severance costs	9,842	7,226	0.25	6,154	4,810	0.17
Costs associated with corporate development activities	14,420	10,587	0.38	1,198	941	0.04
Inventory step-up associated with acquisition	3,059	2,246	0.08	—	—	—
(Gain) loss on sale of business	(457)	(336)	(0.01)	234	234	0.01
Costs from transition services agreement	—	—	—	1,728	1,370	0.05
Income from transition services agreement	—	—	—	(931)	(739)	(0.03)
Tax-related items	—	—	—	3,131	3,131	0.11
Tax effect on sale of UK operations	—	—	—	287	287	0.01
Adjustments	$105,847	$77,713	$2.77	$11,801	$10,034	$0.36

Adjusted net earnings	$42,889	$31,487	$1.12	$72,309	$53,710	$1.93

Diluted weighted average shares outstanding			28,011			27,891

Free Cash Flow - Free cash flow is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes free cash flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free cash flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions. Management uses free cash flow internally to assess overall liquidity. The following table illustrates the calculation of free cash flow.

Table 11. Free Cash Flow (unaudited)
Thousands of U.S. dollars	Three Months Ended				Last Twelve Months
	April 1, 2022	July 1, 2022	September 30, 2022	December 31, 2022	December 31, 2022
Net cash provided by operating activities	$(1,017)	$(25,937)	$(6,746)	$54,669	$20,969
Expenditures for property, plant & equipment	(6,877)	(3,643)	(7,106)	(6,063)	(23,689)
Free cash flow	$(7,894)	$(29,580)	$(13,852)	$48,606	$(2,720)

FORWARD-LOOKING STATEMENTS
This report contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) the global economic impact of the COVID-19 pandemic; (iv) risks and uncertainties associated with the successful integration of our Aircraft Wheel and Brake acquisition; (v) changes in geopolitical conditions in countries where the Company does or intends to do business; (vi) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (vii) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the USG; (viii) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (ix) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (x) the successful resolution of government inquiries or investigations relating to our businesses and programs; (xi) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xiii) the receipt and successful execution of production orders under the Company's existing USG JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xiv) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory; (xv) the accuracy of current cost estimates associated with environmental remediation activities; (xvi) the profitable integration of acquired businesses into the Company's operations; (xvii) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xviii) changes in supplier sales or vendor incentive policies; (xix) the ability of our suppliers to satisfy their performance obligations, including any supply chain disruptions; (xx) the effects of price increases or decreases; (xxi) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze; (xxii) future levels of indebtedness and capital expenditures; (xxiii) compliance with our debt covenants; (xxiv) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxv) the effects of currency exchange rates and foreign competition on future operations; (xxvi) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxvii) future repurchases and/or issuances of common stock;(xxviii) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxix) the ability to recruit and retain skilled employees; and (xxx) other risks and uncertainties set forth herein and in our 2022 Form 10-K.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact:

Investor Relations
(860) 243-7100
InvestorRelations@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Thousands of U.S. dollars, except share data) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net sales	$197,143	$175,147	$687,961	$708,993
Cost of sales	132,171	116,445	464,470	472,375
Program inventory impairment	44,542	—	44,542	—
Gross profit	20,430	58,702	178,949	236,618
Selling, general and administrative expenses	38,467	36,292	166,447	152,474
Goodwill impairment	25,306	—	25,306	—
Program contract costs impairment	9,135	—	9,135	—
Research and development costs	5,287	6,068	19,552	16,072
Intangible asset amortization expense	7,307	2,570	15,331	10,468
Costs from transition services agreement	—	—	—	1,728
Restructuring and severance costs	6,989	675	9,842	6,154
(Gain) loss on sale of business	—	—	(457)	234
Net loss (gain) on sale of assets	65	8	136	(8)
Operating (loss) income	(72,126)	13,089	(66,343)	49,496
Interest expense, net	8,786	4,058	16,874	16,290
Non-service pension and post retirement benefit income	(5,145)	(6,397)	(20,574)	(26,229)
Income from transition services agreement	—	—	—	(931)
Other (income) expense, net	(2,100)	(417)	315	(142)
(Loss) earnings before income taxes	(73,667)	15,845	(62,958)	60,508
Income tax (benefit) expense	(18,724)	6,676	(16,732)	16,832
Net (loss) earnings	$(54,943)	$9,169	$(46,226)	$43,676

Earnings (loss) per share:
Basic (loss) earnings per share	$(1.96)	$0.33	$(1.65)	$1.57
Diluted (loss) earnings per share	$(1.96)	$0.33	$(1.65)	$1.57
Average shares outstanding:
Basic	28,051	27,896	28,011	27,865
Diluted	28,051	27,898	28,011	27,891

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Thousands of U.S. dollars, except share data) (unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$24,154	$140,800
Accounts receivable, net	87,659	73,524
Contract assets	113,182	112,354
Contract costs, current portion	695	850
Inventories	176,468	193,100
Income tax refunds receivable	13,981	13,832
Other current assets	15,419	12,083
Total current assets	431,558	546,543
Property, plant and equipment, net of accumulated depreciation of $268,089 and $251,888, respectively	201,606	197,822
Operating right-of-use assets, net	7,391	11,011
Goodwill	379,854	240,681
Other intangible assets, net	372,331	138,074
Deferred income taxes	47,385	15,717
Contract costs, noncurrent portion	673	10,249
Investment in Near Earth Autonomy	10,000	—
Other assets	40,534	38,385
Total assets	$1,491,332	$1,198,482
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable – trade	$48,277	$42,134
Accrued salaries and wages	31,395	38,892
Contract liabilities, current portion	4,081	2,945
Operating lease liabilities, current portion	3,332	4,502
Income taxes payable	393	386
Other current liabilities	39,097	32,076
Total current liabilities	126,575	120,935
Long-term debt, excluding current portion, net of debt issuance costs	561,061	189,421
Deferred income taxes	6,079	6,506
Underfunded pension	52,309	21,786
Contract liabilities, noncurrent portion	20,515	16,528
Operating lease liabilities, noncurrent portion	4,534	7,140
Other long-term liabilities	36,280	39,837
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 30,640,068 and 30,434,269 shares issued, respectively	30,640	30,434
Additional paid-in capital	245,436	248,153
Retained earnings	688,457	750,445
Accumulated other comprehensive income (loss)	(158,421)	(111,385)
Less 2,607,841 and 2,573,896 shares of common stock, respectively, held in treasury, at cost	(122,133)	(121,318)
Total shareholders’ equity	683,979	796,329
Total liabilities and shareholders’ equity	$1,491,332	$1,198,482

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Thousands of U.S. dollars) (unaudited)

	Twelve Months Ended
	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net (loss) earnings	$(46,226)	$43,676
Adjustments to reconcile earnings, net of tax to net cash provided by operating activities:
Depreciation and amortization	40,712	36,654
Amortization of debt issuance costs	2,750	1,836
Accretion of convertible notes discount	—	2,957
Provision for doubtful accounts	1,301	575
(Gain) loss on sale of business	(457)	234
Net loss (gain) on sale of assets	136	(8)
Goodwill impairment	25,306	—
Program asset impairment	44,542	—
Program contract cost impairment	9,135	—
Net loss on derivative instruments	1,175	1,025
Stock compensation expense	7,821	6,687
Non-cash consideration received for blade exchange	(827)	—
Deferred income taxes	(19,054)	20,998
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(8,387)	78,367
Contract assets	(707)	(3,482)
Contract costs	637	725
Inventories	(17,848)	(10,357)
Income tax refunds receivable	(144)	(8,565)
Operating right of use assets	3,551	1,798
Other assets	(2,899)	3,450
Accounts payable - trade	1,959	(18,398)
Contract liabilities	4,433	(30,708)
Operating lease liabilities	(3,707)	(1,918)
Acquired retention plan payments	—	(25,108)
Other current liabilities	(2,860)	(8,880)
Income taxes payable	12	295
Pension liabilities	(17,745)	(37,580)
Other long-term liabilities	(1,640)	(5,575)
Net cash provided by operating activities	20,969	48,698
Cash flows from investing activities:
Proceeds from sale of business, net of cash on hand	1,200	(3,428)
Expenditures for property, plant & equipment	(23,689)	(17,530)
Acquisition of businesses, net of cash acquired	(441,340)	—
Investment in Near Earth Autonomy	(10,000)
Other, net	778	(154)
Net cash used in investing activities	(473,051)	(21,112)
Cash flows from financing activities:
Borrowings under revolving credit agreement	412,000	—
Repayments under revolving credit agreement	(49,000)	—
Purchase of treasury shares	(801)	(618)
Dividends paid	(22,363)	(22,241)
Debit issuance costs	(4,380)	—
Other, net	467	626
Net cash provided by (used in) financing activities	335,923	(22,233)
Net (decrease) increase in cash and cash equivalents	(116,159)	5,353
Effect of exchange rate changes on cash and cash equivalents	(487)	(642)
Cash and cash equivalents and restricted cash at beginning of period	140,800	136,089
Cash and cash equivalents and restricted cash at end of period	$24,154	$140,800